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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report, which includes an explanatory paragraph regarding basis of presentation, dated August 18, 1998, relating to the financial statements of HostAmerica, a division of HomeCom Communications, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          --------------------------------------

Atlanta, Georgia

June 3, 1999